Exhibit 10.9

EXECUTION VERSION

FIRST AMENDMENT TO SEVENTH AMENDMENT, CONSENT AND WAIVER TO

DELAYED DRAW TERM LOAN AND BRIDGE LOAN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SEVENTH AMENDMENT, CONSENT AND WAIVER TO DELAYED DRAW TERM LOAN AND BRIDGE LOAN CREDIT AGREEMENT (this “Amendment”) is dated as of July 14, 2016 by and among Par Pacific Holdings, Inc. (f/k/a Par Petroleum Corporation), a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”) and the lenders party hereto (the “Lenders”).

WHEREAS, the Credit Parties, Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders entered into that certain Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 11, 2014 (as amended by that certain First Amendment thereto dated as of July 28, 2014, that certain Second Amendment thereto dated as of September 10, 2014, that certain Third Amendment thereto dated as of March 11, 2015, that certain Fourth Amendment thereto dated as of April 1, 2015, that certain Fifth Amendment thereto dated as of June 1, 2015, that certain Sixth Amendment thereto dated as of December 17, 2015, that certain Seventh Amendment, Consent and Waiver thereto dated as of June 15, 2016, and as may be further amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”);

WHEREAS, on June 15, 2016, the Borrowers, the Guarantors, the Administrative Agent and the Lenders entered into that certain Seventh Amendment, Consent and Waiver to Delayed Draw Term Loan and Bridge Loan Credit Agreement (the “Seventh Amendment”) pursuant to which, among other things, the Credit Agreement was amended to permit the Borrower to issue up to $52,500,000 of the Borrower’s 2.5% Convertible Subordinated Bridge Notes due 90 days following issuance thereof (the “Bridge Convertible Notes”) and (y) the Administrative Agent and the Lenders consented to various other amendments to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders amend the Seventh Amendment to (x) increase the maximum principal amount of the Bridge Convertible Notes the Borrower is permitted to issue and sell, (y) extend the maturity date of the Bridge Convertible Notes, and (z) amend the definition of Second Rights Offering;

WHEREAS, the Lenders have agreed to so amend the Seventh Amendment, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the recitals hereto) shall have the respective meaning assigned to such terms in the Credit Agreement, unless otherwise defined herein.

2. Amendments to Seventh Amendment.

(a) Clause (x) of the third recital of the Seventh Amendment is hereby amended, restated and replaced in its entirety as follows:

“(x) amend the Credit Agreement to permit the Borrower to issue up to $52,632,000 of the Borrower’s 2.5% Convertible Subordinated Bridge Notes maturing no later than November 14, 2016 (which shall be convertible into the Common Stock to the extent not repaid with the proceeds of the Second Rights Offering (hereinafter defined)) (such convertible notes, the “Bridge Convertible Notes”)”

(b) The definition of “Bridge Convertible Notes” in Section 4(a) of the Seventh Amendment is hereby amended, restated and replaced in its entirety as follows:

““Bridge Convertible Notes” means up to $52,632,000 principal amount of 2.5% convertible subordinated bridge notes maturing no later than November 14, 2016 (which shall be convertible into the Common Stock to the extent not repaid with the proceeds of the Second Rights Offering).’’

(c) The definition of “Second Rights Offering” in Section 4(a) of the Seventh Amendment is hereby amended, restated and replaced in its entirety as follows:

““Second Rights Offering” means the Borrower’s registered pro rata transferrable subscription rights offering for shares of its Common Stock, which is intended to commence as soon as practicable after the Registration Statement 333-21207 previously filed with the SEC is declared effective.’’

3. Representations and Warranties. Each of the Borrower and each of the Guarantors hereby confirms, reaffirms, and restates the representations and warranties made by it in the Credit Agreement, as amended hereby, and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects). The Borrower and each Guarantor further represent and warrant (which representations and warranties shall survive the execution and delivery of this Amendment) to the Lenders that:

(a) The execution, delivery, and performance by each Credit Party of this Amendment and the consummation of the transactions contemplated hereby, (i) are within such Credit Party’s corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) do not contravene (x) such Credit Party’s Organizational Documents or (y) any law or any contractual restriction binding on or affecting such Credit Party, and (iv) will not result in or require the creation or imposition of any Lien prohibited by the Loan Documents;

(b) No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Credit Party of this Amendment, except for those consents and approvals that have been obtained, made or waived on or prior to the date hereof and that are in full force and effect;

(c) This Amendment has been duly executed and delivered by such Credit Party and is the legal, valid, and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity; and

(d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the Effective Date or will result from the execution, delivery and performance of this Amendment.

4. Effect of this Amendment. Except as expressly amended or consented to hereby, the Credit Agreement, the Seventh Amendment, and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Except as expressly set forth herein, the terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Credit Agreement, the Seventh Amendment, or any other Loan Document, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Credit Agreement, the Seventh Amendment, or any other Loan Document.

5. Conditions Precedent. This Amendment shall become effective upon the satisfaction of each of the conditions precedent set forth below unless any such condition is waived, in writing by the Lenders (the date on which this Amendment becomes effective, the “Effective Date”):

a) Documentation. The Lenders shall have received this Amendment duly executed by all the parties hereto, in form and substance satisfactory to the Lenders.

b) No Default. No event or condition exists that would constitute a Default or Event of Default before or after giving effect to this Amendment.

c) Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement, this Amendment, the Seventh Amendment, and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time).

6. Miscellaneous.

(a) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(b) Expenses. The Borrower agrees to pay or reimburse the Lenders for all reasonable fees and out-of-pocket disbursements incurred by the Lenders in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including without limitation the reasonable fees and disbursements of counsel for the Lenders, to the same extent that the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(c) Reference to Seventh Amendment. From and after the effectiveness of this Amendment, all references to the Seventh Amendment shall mean the Seventh Amendment as amended hereby and as hereafter modified, amended, restated or supplemented from time to time, and each reference in the Credit Agreement or any other Loan Document to the Seventh Amendment shall mean the Seventh Amendment as amended hereby and as hereafter modified, amended, restated or supplemented from time to time.

(d) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(f) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and assigns.

(g) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE CREDIT AGREEMENT.

(h) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, to the performance by the Borrower of its agreements and obligations hereunder and to the consents and amendments set forth herein. This Amendment, the performance or consummation of any transaction or matter contemplated under this Amendment and all consents and amendments set forth herein, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and Lenders with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lenders for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this First Amendment to Seventh Amendment, Consent and Waiver to Delayed Draw Term Loan and Bridge Loan Credit Agreement as of the date first written above.

BORROWER:

PAR PACIFIC HOLDINGS, INC., a Delaware corporation

By:	/s/ Christopher M. Micklas
Name:	Christopher M. Micklas
Title:	Chief Financial Officer

GUARANTORS:

PAR PICEANCE ENERGY EQUITY LLC, a Delaware limited liability company

PAR UTAH LLC, a Delaware limited liability company

EWI LLC, a Delaware limited liability company

PAR WASHINGTON LLC, a Delaware limited liability company

PAR NEW MEXICO LLC, a Delaware limited liability company

HEWW EQUIPMENT LLC, a Delaware limited liability company

By: PAR PACIFIC HOLDINGS, INC., a Delaware corporation, as Sole Member of each of the foregoing companies

	By:	/s/ Christopher M. Micklas
	Name:	Christopher M. Micklas
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Seventh Amendment, Consent and Waiver]

LENDERS:

WB MACAU55, LTD., as a Lender

By:	/s/ Mark M. Strefling
Name:	Mark M. Strefling
Title:	General Counsel and Chief Operating Officer Whitebox Advisors LLC

[Signature Page to First Amendment to Seventh Amendment, Consent and Waiver]

Highbridge International, LLC, as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

Highbridge Tactical Credit & Convertibles Master Fund, L.P., as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to First Amendment to Seventh Amendment, Consent and Waiver]